Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated September 16, 2010, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report on Form 10-K for the fiscal year (53 weeks) ended July 3, 2010 of Nobel Learning Communities, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ Grant Thornton, LLP

Philadelphia, Pennsylvania
November 16, 2010